Exhibit 23.1



                         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the WesBanco, Inc. KSOP of our report dated January 24, 2003, with respect to the consolidated financial statements of WesBanco, Inc. and subsidiaries, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
October 14, 2003